Exhibit 99.1

Investor Relations Contact:
Rajeev Lalwani, 321-727-9383
rajeev.lalwani@l3harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@l3harris.com

L3Harris Technologies Reports Fourth Quarter and 2021 Results; Initiates 2022 Guidance
•Orders and revenue
◦2021 orders of $18.1 billion; funded book-to-bill of 1.02
◦Q4 revenue of $4.4 billion, down 7% versus prior year, and down 1% on an organic basis; 2021 revenue of $17.8 billion, down 2% versus prior year, and up 2% on an organic basis
•Margins and earnings
◦Q4 GAAP net income margin of 11.1%, and GAAP earnings per share from continuing operations (EPS) of $2.46; 2021 GAAP net income margin of 10.3%, and GAAP EPS of $9.09
◦Q4 non-GAAP adjusted earnings before interest and taxes (EBIT) margin of 19.2%, and non-GAAP EPS of $3.30; 2021 non-GAAP adjusted EBIT margin of 19.1%, and non-GAAP EPS of $12.95
•Cash flow and capital deployment
◦2021 operating cash flow of $2.7 billion and adjusted free cash flow (FCF) of $2.75 billion
◦Returned $4.5 billion to shareholders in share repurchases and dividends in 2021
•Initiated 2022 financial guidance
___________________________________________________________________________________________
MELBOURNE, Fla., January 31, 2022 — L3Harris Technologies, Inc. (NYSE: LHX) reported fourth quarter and 2021 results, and initiated its 2022 financial guidance.
“The L3Harris team delivered solid EPS growth, consistent with expectations, despite supply chain headwinds and budget uncertainty,” said Christopher E. Kubasik, Vice Chair and Chief Executive Officer. "In 2022, we look forward to taking the next step as the industry's trusted disruptor to deliver innovative and affordable solutions, and with a focus on creating value over the long term."

Summary Financial Results

	Fourth Quarter			Full Year
($ millions, except per share data)	2021	2020	Change	2021	2020	Change

(GAAP comparison)
Revenue	$4,350	$4,660	(7%)	$17,814	$18,194	(2%)
Net income	$484	$184	163%	$1,842	$1,086	70%
Net income margin	11.1%	3.9%	720 bps	10.3%	6.0%	430 bps
EPS	$2.46	$0.92	167%	$9.09	$5.19	75%

(Non-GAAP comparison)[2]
Revenue	$4,350	$4,660	(7%)	$17,814	$18,194	(2%)
Adjusted EBIT	$836	$864	(3%)	$3,397	$3,280	4%
Adjusted EBIT margin	19.2%	18.5%	70 bps	19.1%	18.0%	110 bps
EPS	$3.30	$3.14	5%	$12.95	$11.60	12%

Organic revenue[1]	$4,350	$4,379	(1%)	$17,814	$17,542	2%
Funded book-to-bill[3]	0.90	0.93		1.02	1.04

Fourth Quarter 2021 Results:
Revenue decreased 7% versus the prior year, primarily due to divestitures within Aviation Systems and supply chain-related constraints within Communication Systems, and decreased 1% on an organic basis. At the segment level, organic revenue was driven by Integrated Mission Systems and Space & Airborne Systems, up 6% and 2%, respectively, offset by a decline in Communication Systems and Aviation Systems, down 11% and 5%, respectively. Funded book-to-bill3 was 0.90 for the quarter.
Net income margin expanded 720 bps and adjusted EBIT margin expanded 70 bps to 19.2% versus the prior year. GAAP EPS increased 167% to $2.46 driven primarily by prior-year charges for the impairment of intangibles, goodwill, and other assets related to the commercial aerospace business and other COVID-related impacts. Non-GAAP EPS increased 5% to $3.30 versus the prior year driven by e3 performance, integration benefits, expense management, and a lower share count, more than offsetting supply chain and divestiture-related impacts.
Full Year 2021 Results:
Revenue decreased 2% versus the prior year, primarily due to divestitures within Aviation Systems and supply chain-related constraints within Communication Systems, and increased 2% on an organic basis. At the segment level, organic revenue was driven by Integrated Mission Systems and Space & Airborne Systems, up 5% and 3%, respectively, partially offset by a decline in Communication Systems and Aviation Systems, down 3% and 2%, respectively. Funded book-to-bill was 1.02 for the year.
Net income margin expanded 430 bps and adjusted EBIT margin expanded 110 bps to 19.1% versus the prior year. GAAP EPS increased 75% to $9.09 driven primarily by prior-year charges for the impairment of goodwill and other assets and other COVID-related impacts. Non-GAAP EPS increased 12% to $12.95 versus the prior year driven by e3 performance, integration benefits, and a lower share count, more than offsetting supply chain and divestiture-related impacts as well as higher R&D investments.

Segment Results

Integrated Mission Systems

	Fourth Quarter			Full Year
($ millions)	2021	2020	Change	2021	2020	Change

Revenue	$1,558	$1,465	6%	$5,839	$5,538	5%
Operating income	$259	$209	24%	$950	$847	12%
Operating margin	16.6%	14.3%	230 bps	16.3%	15.3%	100 bps

Funded book-to-bill[3]	0.85	1.04		1.00	1.17

Fourth Quarter 2021 Results:
Revenue increased 6% from strong growth in ISR, driven by aircraft missionization on a NATO program, and in Electro Optical from higher product deliveries, partially offset by classified program timing in Maritime. Operating income increased 24% to $259 million, and operating margin expanded 230 bps to 16.6% versus the prior year from e3 and program performance, expense management, and integration benefits. Segment funded book-to-bill was 0.85.
Key contract awards in the fourth quarter included:
•Approximately $350 million in orders for advanced ISR capabilities across incumbent platforms, such as the Rivet Joint reconnaissance, National Command Authority, Compass Call and classified aircraft, further solidifying the company's position as a partner of choice with the U.S. Air Force
•More than $200 million in orders for WESCAM airborne, maritime and ground sensor systems from both domestic and international customers across key regions
•More than $150 million in follow-on awards for power systems on the U.S. Navy's Columbia and Virginia-class submarines, increasing inception-to-date awards on the platforms to over $850 million
•Approximately $70 million in follow-on orders to provide additional ISR aircraft and missionization capabilities to a NATO customer, increasing total orders for the year to over $600 million
•$70 million Indefinite Delivery, Indefinite Quantity (IDIQ) contract to provide sensor sustainment services in support of the AC-130 platform
Full Year 2021 Results:
Revenue increased 5% from strong growth in ISR, driven by aircraft missionization on a NATO program, and in Maritime from a ramp on key platforms, along with higher product deliveries in Electro Optical. Operating income increased 12% to $950 million, and operating margin expanded 100 bps to 16.3% versus the prior year from e3 and program performance, expense management, and integration benefits. Segment funded book-to-bill was 1.00.

Space & Airborne Systems

	Fourth Quarter			Full Year
($ millions)	2021	2020	Change	2021	2020	Change

Revenue	$1,286	$1,256	2%	$5,093	$4,946	3%
Operating income	$235	$245	(4%)	$970	$932	4%
Operating margin	18.3%	19.5%	(120) bps	19.0%	18.8%	20 bps

Organic revenue[1]	$1,286	$1,256	2%	$5,093	$4,939	3%
Funded book-to-bill[3]	0.95	0.81		1.03	0.99

Fourth Quarter 2021 Results:
Revenue increased 2% versus the prior year driven by Space from a ramp on missile defense and other responsive programs. This growth was partially offset by the transition towards modernization programs within the airborne businesses, and classified program timing in Intel & Cyber. Operating income decreased 4% to $235 million, and operating margin contracted 120 bps to 18.3% versus the prior year as e3 performance, higher pension income, and integration benefits were more than offset by expense timing and mix impacts from growth programs. Segment funded book-to-bill was 0.95.
Key contract awards in the fourth quarter included:
•More than $275 million in orders on long-term airborne platforms (F-35, F/A-18, F-16, and B-52), including modernization and development, increasing total orders for the year to over $1.1 billion
•More than $225 million in classified responsive and exquisite space awards, potentially leading to multi-billion-dollar follow-on opportunities
•$125 million award from the U.S. Space Force for ground-based, deployable electronic warfare systems to safeguard U.S. military operations and warfighters
•Approximately $100 million award to provide three fully-digital navigation payloads to be integrated into GPS III follow-on space vehicles
•Approximately $100 million, sole-source IDIQ contract from the U.S. Navy for next-generation shipboard electronic attack systems to counter anti-ship missile threats
Full Year 2021 Results:
Revenue increased 3% versus the prior year and on an organic basis driven by Space from a ramp on missile defense and other responsive programs, as well as classified growth in Intel & Cyber. This growth was partially offset by the transition towards modernization programs within the airborne businesses. Operating income increased 4% to $970 million, and operating margin expanded 20 bps to 19.0% versus the prior year from e3 performance, higher pension income, and integration benefits, net of higher R&D investments and mix impacts from growth programs. Segment funded book-to-bill was 1.03.

Communication Systems

	Fourth Quarter			Full Year
($ millions)	2021	2020	Change	2021	2020	Change

Revenue	$1,018	$1,143	(11%)	$4,287	$4,443	(4%)
Operating income	$253	$296	(15%)	$1,092	$1,084	1%
Operating margin	24.9%	25.9%	(100) bps	25.5%	24.4%	110 bps

Organic revenue[1]	$1,018	$1,143	(11%)	$4,287	$4,402	(3%)
Funded book-to-bill[3]	0.97	0.95		1.10	0.94

Fourth Quarter 2021 Results:
Revenue decreased 11% due to anticipated product delivery delays from supply chain-related constraints mainly within Tactical Communications, lower volume on legacy platforms in Broadband Communications, contract roll-offs in Global Communications Solutions, and delivery timing within Integrated Vision Solutions. This decline was partially offset by higher sales in Public Safety. Operating income decreased 15% to $253 million, and operating margin contracted 100 bps to 24.9% versus the prior year as e3 performance and integration benefits were more than offset by supply chain impacts and higher R&D investments. Segment funded book-to-bill was 0.97.
Key contract awards in the fourth quarter included:
•More than $250 million, five-year, sole-source IDIQ contract from the U.S. Defense Logistics Agency for legacy radios and accessories
•Approximately $225 million to provide advanced multi-channel Falcon IV® handheld radios, sustainment services, and other upgrades to international customers across key regions, reflecting a ramp in modernization
•More than $80 million from the U.S. Special Operations Command, including a contract to integrate modernized software-defined manpack radios into MH-47 and MH-60 aircraft, and follow-on production orders under the Next Generation Tactical Communications multi-channel manpack IDIQ contract
•Approximately $40 million in follow-on production orders under the U.S. Army's multi-billion-dollar HMS Manpack and two-channel Leader radio IDIQ contracts
•Approximately $40 million to provide video data link systems to international customers in the Asia-Pacific and European regions
Full Year 2021 Results:
Revenue decreased 4% versus the prior year and 3% on an organic basis due to product delivery delays from supply chain-related constraints mainly within Tactical Communications and lower volume on legacy unmanned platforms in Broadband Communications, along with a modest decline in Public Safety. This decline was partially offset by U.S. DoD modernization growth within Global Communications Solutions, with flat revenue in Integrated Vision Solutions. Operating income increased 1% to $1,092 million, and operating margin expanded 110 bps to 25.5% versus the prior year from e3 performance and integration benefits, net of supply chain impacts and higher R&D investments. Segment funded book-to-bill was 1.10.

Aviation Systems

	Fourth Quarter			Full Year
($ millions)	2021	2020	Change	2021	2020	Change

(GAAP comparison)
Revenue	$535	$845	(37%)	$2,783	$3,448	(19%)
Operating income (loss)	$77	$(131)	n/m	$330	$(177)	n/m
Operating margin	14.4%	(15.5)%	n/m	11.9%	(5.1)%	n/m

(Non-GAAP comparison)[2,4]
Revenue	$535	$845	(37%)	$2,783	$3,448	(19%)
Operating income	$77	$126	(39%)	$412	$476	(13%)
Operating margin	14.4%	14.9%	(50) bps	14.8%	13.8%	100 bps

Organic revenue[1]	$535	$564	(5%)	$2,783	$2,844	(2%)
Funded book-to-bill[3]	0.79	0.89		0.90	1.03

_________________
n/m: Not meaningful
Fourth Quarter 2021 Results:
Revenue decreased 37% versus the prior year due to divestitures, and decreased 5% on an organic basis from contract roll-offs and delayed awards within Defense Aviation, as well as lower FAA volume in Mission Networks. This decline was partially offset by a recovery in training and avionics product sales within the commercial aerospace business. The increase in GAAP operating income was driven by the prior-year impairment of goodwill and other assets related to the commercial aerospace business, and other COVID-related impacts, as well as expense management, net of divestitures. Non-GAAP operating income decreased 39% to $77 million primarily due to divestitures, and non-GAAP operating margin contracted 50 bps to 14.4% versus the prior year as expense management, commercial aerospace recovery, and integration benefits were more than offset by divestitures. Segment funded book-to-bill was 0.79.
Key contract awards in the fourth quarter included:
•Approximately $90 million classified award for next-generation systems, reflecting a key revenue synergy for the company and potentially leading to multi-billion-dollar follow-on opportunities
•More than $50 million in follow-on production awards for fuzing and ordnance systems from the U.S. DoD
Full Year 2021 Results:
Revenue decreased 19% versus the prior year due to divestitures, and decreased 2% on an organic basis driven by lower volume on divested businesses, as well as COVID-related impacts in the commercial aerospace business. This decline was partially offset by higher FAA volume in Mission Networks. The increase in GAAP operating income was driven by the prior-year impairment of goodwill and other assets related to the commercial aerospace business, and other COVID-related impacts, as well as e3 performance, net of divestitures. Non-GAAP operating income decreased 13% to $412 million primarily due to divestitures, and non-GAAP operating margin expanded 100 bps to 14.8% versus the prior year as e3 performance, expense management, and integration benefits more than offset divestitures. Segment funded book-to-bill was 0.90.

Cash Generation and Capital Deployment

	Fourth Quarter			Full Year
($ millions)	2021	2020	Change	2021	2020	Change

Operating cash flow	$822	$698	$124	$2,687	$2,790	$(103)
Adjusted free cash flow[2]	$758	$642	$116	$2,746	$2,686	$60

In the fourth quarter of fiscal 2021, L3Harris generated $822 million in operating cash flow and $758 million in adjusted free cash flow2, and returned $999 million to shareholders through $800 million in share repurchases and $199 million in dividends. For the full year, the company generated $2.7 billion in operating cash flow and $2.75 billion in adjusted free cash flow, and returned $4.5 billion to shareholders through $3.7 billion in share repurchases and $817 million in dividends.
L3Harris also completed the divestitures of the ESSCO and Narda-MITEQ businesses, with total gross proceeds in the quarter of $130 million, contributing to gross proceeds from post-merger portfolio shaping of approximately $2.8 billion.
Guidance
L3Harris initiated 2022 guidance as follows:

Guidance (2022)

Revenue	$17.3 billion - $17.7 billion
Organic revenue growth	up 1.0% - 3.0%

Segment operating margin	16.00% - 16.25%
L3Harris GAAP net income margin	12.00% - 12.25%
L3Harris adjusted EBIT margin[2]	19.00% - 19.25%

GAAP EPS	$10.75 - $11.05
Non-GAAP EPS	$13.35 - $13.65

Operating cash flow[5]	$2.4 billion - $2.5 billion
Adjusted free cash flow[5]	$2.15 billion - $2.25 billion

R&D tax impact[5]	$600 million - $700 million
Share repurchases	~$1.5 billion

Conference Call and Webcast
L3Harris Technologies will host a conference call today, January 31, 2022, at 8:30 a.m. Eastern Time (ET). The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, and view management’s supporting slide presentation, which will be broadcast live at L3Harris.com/investors. A recording of the call will be available on the L3Harris website, beginning at approximately 12 p.m. ET on January 31, 2022.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across space, air, land, sea and cyber domains. L3Harris has more than $17 billion in annual revenue and 47,000 employees, with customers in more than 100 countries. L3Harris.com
Non-GAAP Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations (“EPS”), adjusted earnings before interest and taxes (“EBIT”), adjusted EBIT margin and adjusted free cash flow for the fourth quarters and fiscal years of 2021 and 2020; organic revenue growth for the company and for its Space & Airborne Systems, Communication Systems and Aviation Systems segments for the fourth quarters and fiscal years of 2021 and 2020; segment operating income and margin for the Aviation Systems segment for the fourth quarters and fiscal years of 2021 and 2020; and expected organic revenue growth, adjusted EBIT margin, EPS, adjusted free cash flow, and share repurchases for 2022; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Attachments: Financial statements (10 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, organic revenue growth, segment operating margin, GAAP net income margin, adjusted EBIT margin, GAAP EPS, non-GAAP EPS, operating cash flow, adjusted free cash flow, R&D tax impact, and share repurchase guidance for 2022; statements regarding taking the next step as the industry's trusted disruptor and value creation over the long term; program, contract and order opportunities and awards and the value or potential value and timing thereof; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: actual impacts related to COVID; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, debt ceiling implications, budgetary constraints, government shut down and continuing resolution impacts, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns, fluctuations in the price of raw materials, or a significant increase in inflation; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers, including supply chain disruption impacts; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting the company’s commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate, including due to the U.S. Government’s failure to modify or repeal the provisions in the Tax Cuts and Jobs Act of 2017 that eliminate the option to immediately deduct research and development expenditures in the period incurred; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; and the company’s ability to attract and retain key employees and maintain reasonable relationships with unionized employees. The level and timing of share repurchases will depend on a number of factors, including the company’s financial condition, capital requirements, cash flow, results of operations, future business prospects and other factors. The timing, volume and nature of share repurchases also are subject to business and market conditions, applicable securities laws, and other factors, and are at the discretion of the company and may be suspended or discontinued at any time without prior notice. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.
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1Organic revenue and organic revenue growth exclude revenue attributable to each divested business for the portion of the prior-year period equivalent to the portion of the current-year period following the date the business was divested; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this press release and to the disclosures in the non-GAAP section of this press release for more information.
2Adjusted EBIT, adjusted EBIT margin, non-GAAP EPS and adjusted free cash flow (FCF) are NGFMs; refer to NGFM reconciliations in the tables accompanying this press release for applicable adjustments and/or exclusions and to the disclosures in the non-GAAP section of this press release for more information.
3Funded book-to-bill is calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government, divided by revenue. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under indefinite delivery, indefinite quantity contracts. The funded book-to-bill ratio is considered a key performance indicator in the Aerospace and Defense industry as it measures how much backlog is utilized in a certain period.
4Excludes asset impairment and other COVID-related charges and adjustments; refer to NGFM reconciliations in the tables accompanying this press release and to the disclosures in the non-GAAP section of this press release for more information.
5Operating cash flow and adjusted FCF guidance (2022) assumes a provision in the Tax Cuts and Jobs Act of 2017 that went into effect on January 1, 2022 requiring companies to capitalize and amortize R&D expenditures over five years (~$2 billion) rather than deducting such expenditures in the year incurred is not modified, repealed or deferred beyond 2022, resulting in additional cash income tax payments of $600 million to $700 million. Adjusted FCF excludes cash income taxes paid or avoided related to taxable gains and losses resulting from sales of businesses, and also reflects the types of adjustments and/or exclusions presented in the FCF and Adjusted FCF NGFM reconciliation in the tables accompanying this release; refer to the disclosures in the non-GAAP section of this press release for more information.

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
(In millions, except per share amounts)	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021

Revenue from product sales and services	$4,350	$4,660	$17,814	$18,194
Cost of product sales and services	(3,053)	(3,261)	(12,438)	(12,886)
Engineering, selling and administrative expenses	(795)	(831)	(3,280)	(3,315)
Business divestiture-related gains (losses)	28	11	220	(51)
Impairment of goodwill and other assets	—	(373)	(207)	(767)
Non-operating income	125	105	439	401
Interest expense, net	(67)	(64)	(265)	(254)
Income from continuing operations before income taxes	588	247	2,283	1,322
Income taxes	(104)	(63)	(440)	(234)
Income from continuing operations	484	184	1,843	1,088
Discontinued operations, net of income taxes	—	—	(1)	(2)
Net income	484	184	1,842	1,086
Noncontrolling interests, net of income taxes	—	9	4	33
Net income attributable to L3Harris Technologies, Inc.	$484	$193	$1,846	$1,119

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$2.48	$0.92	$9.17	$5.24
Discontinued operations	—	—	—	(0.01)
	$2.48	$0.92	$9.17	$5.23
Diluted
Continuing operations	$2.46	$0.92	$9.09	$5.19
Discontinued operations	—	(0.01)	—	—
	$2.46	$0.91	$9.09	$5.19

Basic weighted average common shares outstanding	195.1	209.4	201.3	214.0
Diluted weighted average common shares outstanding	196.8	211.2	203.2	215.9

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
(In millions)	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021

Revenue
Integrated Mission Systems	$1,558	$1,465	$5,839	$5,538
Space & Airborne Systems	1,286	1,256	5,093	4,946
Communication Systems	1,018	1,143	4,287	4,443
Aviation Systems	535	845	2,783	3,448
Corporate eliminations	(47)	(49)	(188)	(181)
	$4,350	$4,660	$17,814	$18,194
Net Income
Segment Operating Income (Loss):
Integrated Mission Systems	$259	$209	$950	$847
Space & Airborne Systems	235	245	970	932
Communication Systems	253	296	1,092	1,084
Aviation Systems	77	(131)	330	(177)
	824	619	3,342	2,686
Unallocated Items:
Unallocated corporate department expense, net	2	(18)	(57)	(69)
L3Harris Merger-related integration expenses	(53)	(38)	(128)	(140)
Amortization of acquisition-related intangibles	(152)	(180)	(627)	(709)
Additional cost of sales related to fair value step-up in inventory sold	—	—	—	(31)
Business divestiture-related gains (losses)	28	11	220	(51)
Impairment of goodwill and other assets	—	(113)	(125)	(132)
Other items	(7)	22	(71)	10
	(182)	(316)	(788)	(1,122)
Pension adjustment	(112)	(97)	(445)	(389)
Non-operating income, net	125	105	439	401
Income from continuing operations before interest and income taxes (“EBIT”)	655	311	2,548	1,576
% of total revenue	15.1%	6.7%	14.3%	8.7%
Interest expense, net	(67)	(64)	(265)	(254)
Income from continuing operations before income tax expense	588	247	2,283	1,322
Income taxes	(104)	(63)	(440)	(234)
Income from continuing operations	484	184	1,843	1,088
Discontinued operations, net of income taxes	—	—	(1)	(2)
Net income	$484	$184	$1,842	$1,086
% of total revenue	11.1%	3.9%	10.3%	6.0%

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
(In millions)	December 31, 2021	January 1, 2021

Operating Activities
Net income	$1,842	$1,086
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	627	709
Depreciation and other amortization	340	323
Share-based compensation	129	94
Share-based matching contributions under defined contribution plans	219	216
Qualified pension plan contributions	(6)	(8)
Pension and other postretirement benefit plan income	(376)	(321)
Investment and asset impairment charges	244	767
Business divestiture-related (gains) losses	(220)	51
Gain on sale of property, plant and equipment	—	(22)
(Increase) decrease in:
Accounts receivable	217	(250)
Contract assets	(820)	(116)
Inventories	(68)	60
Prepaid expenses and other current assets	23	57
Increase (decrease) in:
Accounts payable	430	173
Contract liabilities	178	14
Other	(72)	(43)
Net cash provided by operating activities	2,687	2,790
Investing Activities
Net additions of property, plant and equipment	(335)	(277)
Net proceeds from sales of businesses	1,729	1,040
Proceeds from sale of asset group	10	—
Other investing activities	(10)	(12)
Net cash provided by investing activities	1,394	751
Financing Activities
Net proceeds from borrowings	6	901
Repayments of borrowings	(13)	(931)
Payments of interest rate derivative obligations	—	(113)
Proceeds from exercises of employee stock options	97	56
Repurchases of common stock	(3,675)	(2,290)
Cash dividends	(817)	(725)
Other financing activities	(11)	(10)
Net cash used in financing activities	(4,413)	(3,112)
Effect of exchange rate changes on cash and cash equivalents	(3)	23
Net (decrease) increase in cash and cash equivalents	(335)	452
Cash and cash equivalents, beginning of year	1,276	824
Cash and cash equivalents, end of year	$941	$1,276

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(In millions)	December 31, 2021	January 1, 2021

Assets
Cash and cash equivalents	$941	$1,276
Receivables, net	1,045	1,344
Contract assets	3,021	2,437
Inventories	982	973
Inventory prepayments	48	61
Assets of disposal group held for sale	—	35
Property, plant and equipment, net	2,101	2,102
Operating lease right-of-use assets	769	766
Goodwill	18,189	18,876
Other intangible assets, net	6,640	7,908
Other assets	973	1,182
	$34,709	$36,960

Liabilities
Short-term debt	$2	$2
Accounts payable	1,767	1,406
Contract liabilities	1,297	1,198
Compensation and benefits	444	496
Current portion of long-term debt, net	11	8
Liabilities of disposal group held for sale	—	13
Defined benefit plans	614	1,906
Operating lease liabilities	768	734
Long-term debt, net	7,048	6,943
Other liabilities	3,439	3,413
Equity	19,319	20,841
	$34,709	$36,960

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
SUPPLEMENTAL BUSINESS SEGMENT INFORMATION
AS RECLASSIFIED FOR SEGMENT CHANGES
(Unaudited)
Effective 2022, L3Harris streamlined its business segments from four to three business segments and updated its segment reporting and accounting policies for pension and other postretirement benefit ("OPEB") income or expense to better align its presentation of business segment information with industry peers. The following business segment information reflects the impact of the segment changes described above and is presented as supplemental information.

	Quarter Ended		Fiscal Year Ended
(In millions)	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021

Revenue
Integrated Mission Systems	$1,850	$1,764	$7,042	$6,793
Space & Airborne Systems	1,501	1,477	5,965	5,823
Communication Systems	1,018	1,143	4,287	4,402
Other non-reportable businesses (A)	22	321	683	1,347
Corporate eliminations	(41)	(45)	(163)	(171)
	$4,350	$4,660	$17,814	$18,194
Net Income
Segment Operating Income (Loss):
Integrated Mission Systems (B)	$258	$(54)	$866	$205
Space & Airborne Systems (B)	178	207	761	762
Communication Systems (B)	239	286	1,043	1,035
Other non-reportable businesses (A)(B)	4	49	104	160
	679	488	2,774	2,162
% of total revenue	15.6%	10.5%	15.6%	11.9%
Unallocated Items:
Unallocated corporate department expense, net	2	(17)	(57)	(69)
L3Harris Merger-related integration and transaction expenses (C)	(53)	(38)	(128)	(140)
Amortization of acquisition-related intangibles	(152)	(180)	(627)	(709)
Additional cost of sales related to fair value step-up in inventory sold	—	—	—	(31)
Business divestiture-related gains (losses)	28	11	220	(51)
Impairment of goodwill and other assets	—	(113)	(125)	(132)
Other items	(7)	21	(71)	10
FAS/CAS operating adjustment (D)	33	34	123	135
	(149)	(282)	(665)	(987)
Non-operating income, net	125	105	439	401
EBIT	655	311	2,548	1,576
% of total revenue	15.1%	6.7%	14.3%	8.7%
Interest expense, net	(67)	(64)	(265)	(254)
Income taxes	(104)	(63)	(440)	(234)
Income from continuing operations	484	184	1,843	1,088
Discontinued operations, net of income taxes	—	—	(1)	(2)
Net income	484	184	1,842	1,086
% of total revenue	11.1%	3.9%	10.3%	6.0%

Note A — Includes the results of divested businesses through the date of divestiture.
Note B — Adjusted to remove FAS pension and OPEB income and to include CAS pension and OPEB cost.
Note C — Includes change in control charges.
Note D — Represents the difference between the service cost component of FAS pension and OPEB income and total CAS pension and OPEB cost and replaces the “Pension adjustment” line item previously presented, which included the non-service cost components of FAS pension and OPEB income.

L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin, net cash provided by operating activities, revenue and segment operating income (loss), adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 6
L3HARRIS TECHNOLOGIES, INC.
HISTORICAL NON-GAAP BUSINESS SEGMENT INFORMATION
AS RECLASSIFIED FOR SEGMENT CHANGES
(Unaudited)
Effective 2022, L3Harris streamlined its business segments from four to three business segments and updated its segment reporting and accounting policies for pension and OPEB income or expense to better align its presentation of business segment information with industry peers. The following non-GAAP business segment information reflects the impact of the segment changes described above and is presented as supplemental information.

	Quarter Ended		Fiscal Year Ended
(In millions)	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021

Revenue
Integrated Mission Systems	$1,850	$1,764	$7,042	$6,793
Space & Airborne Systems	1,501	1,477	5,965	5,823
Communication Systems	1,018	1,143	4,287	4,402
Other non-reportable businesses (A)	22	321	683	1,347
Corporate eliminations	(41)	(45)	(163)	(171)
	$4,350	$4,660	$17,814	$18,194
Net Income***
Segment Operating Income***:
Integrated Mission Systems***(B)(C)	$258	$203	$948	$859
Space & Airborne Systems (B)	178	207	761	762
Communication Systems (B)	239	286	1,043	1,035
Other non-reportable businesses (A)(B)	4	49	104	160
	679	745	2,856	2,816
% of total revenue***	15.6%	16.0%	16.0%	15.5%
Unallocated Items***(D):
Unallocated corporate department expense, net	2	(18)	(57)	(70)
FAS/CAS operating adjustment (E)	33	34	123	135
	35	16	66	65
Non-operating income, net***(F)	122	103	475	399
Adjusted EBIT***	836	864	3,397	3,280
% of total revenue***	19.2%	18.5%	19.1%	18.0%
Interest expense, net	(67)	(64)	(265)	(254)
Income taxes***(G)	(120)	(136)	(501)	(514)
Income from continuing operations***	649	664	2,631	2512
Discontinued operations, net of income taxes	—	—	(1)	(2)
Net income***	649	664	2,630	2,510
% of total revenue***	14.9%	14.2%	14.8%	13.8%

***Non-GAAP financial measure; refer to the notes below for reconciliations.
Note A — Includes the results of divested businesses through the date of divestiture.
Note B — Adjusted to remove FAS pension and OPEB income and to include CAS pension and OPEB cost.
Note C — Adjusted to exclude (1) impairment charges totaling $634 million and $82 million for fiscal years 2020 and 2021, respectively, related to goodwill and other assets and (2) restructuring charges and other items totaling $20 million for fiscal year 2020.
Note D — Adjusted to exclude (1) L3Harris Merger-related integration, transaction and other expenses and losses totaling $140 million and $128 million for fiscal 2020 and fiscal 2021, respectively; (2) amortization of acquisition-related intangibles totaling $709 million and $627 million for fiscal 2020 and fiscal 2021, respectively; (3) additional cost of sales related to the fair value step-up of inventory sold totaling $31 million for fiscal 2020; (4) net business divestiture-related gains of $220 million for fiscal 2021 and a net business divestiture-related loss of $51 million in fiscal 2020; (5) charges for the impairment of goodwill and other assets totaling $132 million and $125 million for fiscal 2020 and fiscal 2021, respectively; and (6) other items totaling $10 million and $71 million fiscal 2020 and fiscal 2021, respectively. Refer to the corresponding line item within “Unallocated items” in Table 5 for quarterly amounts for each adjustment.
Note E — Represents the difference between the service cost component of FAS pension and other postretirement benefit plan income and total CAS pension and other postretirement benefit plan cost and replaces the “Pension adjustment” line item previously presented, which included the non-service cost components of FAS pension and other postretirement benefit plan income.
Note F — Adjusted to exclude (1) a pension plan settlement losses totaling $1 million for fiscal 2021; (2) a debt extinguishment gain of $2 million for fiscal 2020; and (3) a $35 million charge for the impairment of an investment in an unconsolidated subsidiary for fiscal 2021.
Note G — Adjusted for the tax effect of above adjustments.

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	January 1, 2021			January 1, 2021
(In millions)	As Reported	Adjustments (A)	Organic	As Reported	Adjustments (B)	Organic

Revenue
Integrated Mission Systems segment	$1,465	$—	$1,465	$5,538	$—	$5,538
Space & Airborne Systems segment	1,256	—	1,256	4,946	(7)	4,939
Communication Systems segment	1,143	—	1,143	4,443	(41)	4,402
Aviation Systems segment	845	(281)	564	3,448	(604)	2,844
Corporate eliminations	(49)	—	(49)	(181)	—	(181)
	$4,660	$(281)	$4,379	$18,194	$(652)	$17,542

				Fiscal Year Ended
				December 31, 2021
(In millions)				As Reported	Adjustments (C)	Organic

Revenue				$17,814	$(640)	$17,174

(A) Adjustment to exclude revenue attributable to each divested business for the remaining portion of the quarter ended January 1, 2021 that is equivalent to the balance of the quarter ended December 31, 2021 following the date the business was divested.
(B) Adjustment to exclude revenue attributable to each divested business for the remaining portion of calendar 2020 that is equivalent to the balance of fiscal 2021 following the date the business was divested.
(C) Adjustment to exclude revenue attributable to each divested business for fiscal 2021.

Table 8A
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income, Adjusted EBIT and Adjusted EBIT Margin, and Income from Continuing Operations Per Share Attributable to Common Shareholders
(Unaudited)

	Quarter Ended
	December 31, 2021			January 1, 2021
(In millions, except per share amounts)	As Reported	Adjustments[1]	Adjusted	As Reported	Adjustments[1]	Adjusted

Revenue
Integrated Mission Systems	$1,558	$—	$1,558	$1,465	$—	$1,465
Space & Airborne Systems	1,286	—	1,286	1,256	—	1,256
Communication Systems	1,018	—	1,018	1,143	—	1,143
Aviation Systems	535	—	535	845	—	845
Corporate eliminations	(47)	—	(47)	(49)	—	(49)
	$4,350	$—	$4,350	$4,660	$—	$4,660
Net Income
Segment Operating Income (Loss):
Integrated Mission Systems	$259	$—	$259	$209	$—	$209
Space & Airborne Systems	235	—	235	245	—	245
Communication Systems	253	—	253	296	—	296
Aviation Systems	77	—	77	(131)	257	126
	824	—	824	619	257	876
Unallocated Items:
Unallocated corporate department expense, net	2	—	2	(18)	—	(18)
L3Harris Merger-related integration expenses	(53)	53	—	(38)	38	—
Amortization of acquisition-related intangibles	(152)	152	—	(180)	180	—
Business divestiture-related gains (losses)	28	(28)	—	11	(11)	—
Impairment of goodwill and other assets	—	—	—	(113)	113	—
Other items	(7)	7	—	22	(22)	—
	(182)	184	2	(316)	298	(18)
Pension adjustment	(112)	—	(112)	(97)	—	(97)
Non-operating income, net	125	(3)	122	105	(2)	103
EBIT	655	181	836	311	553	864
% of total revenue	15.1%		19.2%	6.7%		18.5%
Interest expense, net	(67)	—	(67)	(64)	—	(64)
Income from continuing operations before income taxes	588	181	769	247	553	800
Income taxes	(104)	(16)	(120)	(63)	(73)	(136)
Income from continuing operations	484	165	649	184	480	664
Discontinued operations, net of income taxes	—	—	—	—	—	—
Net income	$484	$165	$649	$184	$480	$664
% of total revenue	11.1%		14.9%	3.9%		14.2%
Per Share Information
Diluted weighted average common shares outstanding	196.8	196.8	196.8	211.2	211.2	211.2
Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders[2]	$2.46	$0.84	$3.30	$0.92	$2.22	$3.14

[1] Non-GAAP EPS, non-GAAP segment operating income, non-GAAP income from continuing operations, non-GAAP net income, adjusted EBIT and adjusted EBIT margin are NGFMs; refer to NGFM reconciliations and disclosures in other quarterly earnings materials and the L3Harris investor relations website.
[2]The adjustment to non-GAAP EPS includes the per share impact of the adjustments in the table above and the noncontrolling interest portion of these adjustments.

Table 8B
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income, Adjusted EBIT and Adjusted EBIT Margin, and Income from Continuing Operations Per Share Attributable to Common Shareholders
(Unaudited)

	Fiscal Year Ended
	December 31, 2021			January 1, 2021
(In millions, except per share amounts)	As Reported	Adjustments[1]	Adjusted	As Reported	Adjustments[1]	Adjusted

Revenue
Integrated Mission Systems	$5,839	$—	$5,839	$5,538	$—	$5,538
Space & Airborne Systems	5,093	—	5,093	4,946	—	4,946
Communication Systems	4,287	—	4,287	4,443	—	4,443
Aviation Systems	2,783	—	2,783	3,448	—	3,448
Corporate eliminations	(188)	—	(188)	(181)	—	(181)
	$17,814	$—	$17,814	$18,194	$—	$18,194
Net Income
Segment Operating Income (Loss):
Integrated Mission Systems	$950	$—	$950	$847	$—	$847
Space & Airborne Systems	970	—	970	932	—	932
Communication Systems	1,092	—	1,092	1,084	—	1,084
Aviation Systems	330	82	412	(177)	653	476
	3,342	82	3,424	2,686	653	3,339
Unallocated Items:
Unallocated corporate department expense, net	(57)	—	(57)	(69)	—	(69)
L3Harris Merger-related integration expenses	(128)	128	—	(140)	140	—
Amortization of acquisition-related intangibles	(627)	627	—	(709)	709	—
Additional cost of sales related to fair value step-up in inventory sold	—	—	—	(31)	31	—
Business divestiture-related gains (losses)	220	(220)	—	(51)	51	—
Impairment of goodwill and other assets	(125)	125	—	(132)	132	—
Other items	(71)	71	—	10	(10)	—
	(788)	731	(57)	(1,122)	1,053	(69)
Pension adjustment	(445)	—	(445)	(389)	—	(389)
Non-operating income, net	439	36	475	401	(2)	399
EBIT	2,548	849	3,397	1,576	1,704	3,280
% of total revenue	14.3%		19.1%	8.7%		18.0%
Interest expense, net	(265)	—	(265)	(254)	—	(254)
Income from continuing operations before income taxes	2,283	849	3,132	1,322	1,704	3,026
Income taxes	(440)	(61)	(501)	(234)	(280)	(514)
Income from continuing operations	1,843	788	2,631	1,088	1,424	2,512
Discontinued operations, net of income taxes	(1)	—	(1)	(2)	—	(2)
Net income	$1,842	$788	$2,630	$1,086	$1,424	$2,510
% of total revenue	10.3%		14.8%	6.0%		13.8%
Per Share Information
Diluted weighted average common shares outstanding	203.2	203.2	203.2	215.9	215.9	215.9
Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders[2]	$9.09	$3.86	$12.95	$5.19	$6.41	$11.60

[1] Non-GAAP EPS, non-GAAP segment operating income, non-GAAP income from continuing operations, non-GAAP net income, adjusted EBIT and adjusted EBIT margin are NGFMs; refer to NGFM reconciliations and disclosures in other quarterly earnings materials and the L3Harris investor relations website.
[2]The adjustment to non-GAAP EPS includes the per share impact of the adjustments in the table above and the noncontrolling interest portion of these adjustments.

Table 9
L3HARRIS TECHNOLOGIES, INC.
CY'21 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Fiscal Year Ended
(In millions)	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021	2022 Guidance

Net cash provided by operating activities	$822	$698	$2,687	$2,790	$2,405 - $2,505
Additions to property, plant and equipment	(135)	(174)	(342)	(368)	~ (330)
Proceeds from sale of property, plant and equipment, net	—	91	7	91	—
Free cash flow	687	615	2,352	2,513	2,075 - 2,175
Cash used for L3Harris Merger integration costs	34	27	118	173	~ 75
Net cash paid for income taxes associated with business divestitures	37	—	276	—	—
Adjusted free cash flow	$758	$642	$2,746	$2,686	$2,150 - $2,250

Table 10
L3HARRIS TECHNOLOGIES, INC.
CY'22 Guidance
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to Common Shareholders and Adjusted EBIT Margin
(Unaudited)

(In millions)	2022 Guidance

Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders	$10.75 - $11.05

Adjustments:
L3Harris Merger integration costs	~ 0.18
Amortization of acquisition-related intangibles	~ 3.12
Noncontrolling interest portion of adjustments	~ (0.02)
Total pre-tax adjustments	~ 3.28
Income taxes on above adjustments	~ (0.68)
Total adjustments after-tax	~ 2.60
Non-GAAP income from continuing operations per diluted common share	$13.35 - $13.65

(In millions, except revenue guidance)	2022 Guidance

Revenue guidance (midpoint of range) (A)	$17.5 billion

Net income (B)	$2,100 - $2,145
Adjustments:
Net interest expense	~ 265
Income taxes	~ 320
L3Harris Merger integration costs	~ 35
Amortization of acquisition-related intangibles	~ 605
Total adjustments	~ 1,225
Adjusted EBIT (C)	$3,325 - $3,370

Net income margin percentage (B) / (A)	12.00% - 12.25%

Adjusted EBIT margin percentage (C) / (A)	19.00% - 19.25%